UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of principal executive offices)	10036 (Zip Code)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
First Amendment to the Amended and Restated Agreement of Limited Partnership of Rouse Properties, LP
On November 12, 2015, a wholly-owned subsidiary of Rouse Properties, Inc. (the "Company"), as the general partner of Rouse Properties, LP, the Company's operating partnership (the "Operating Partnership"), entered into the First Amendment (the "Amendment") to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of January 8, 2015 (the "Partnership Agreement"), in connection with the issuance of 5,600,000 Series A Preferred Units of limited partnership interests of the Operating Partnership (the "Series A Preferred Units"), liquidation preference $25.00 per unit (the "Series A Liquidation Preference").  The 5,600,000 Series A Preferred Units, with an aggregate liquidation preference of $140 million, were issued on November 12, 2015 to an affiliate of Westfield U.S. Holdings, LLC (the "Holder") as a portion of the consideration for the Operating Partnership's acquisition of an enclosed regional mall in Carlsbad, California (the "Property"), as described further under Item 8.01 below.
The Series A Preferred Units provide for a cumulative quarterly preferential cash distribution of 5% per annum of the Series A Liquidation Preference.  The Series A Preferred Units generally have no voting rights.
Subject to the obligations under the tax protection agreement described below, the Series A Preferred Units will be redeemable at the option of the Operating Partnership, in whole or in part, on or after November 12, 2018, at a redemption price equal to the Series A Liquidation Preference for the redeemed Series A Preferred Units plus accumulated and unpaid distributions to the redemption date (the "Redemption Price").  In addition, on or after November 12, 2025, the Holder will have the right to require the Operating Partnership to redeem all of the then-outstanding Series A Preferred Units at the Redemption Price.  Further, if, at any time after January 1, 2022, the aggregate Series A Liquidation Preference exceeds 15% of the "equity base" (i.e., the value of the Operating Partnership's outstanding common units of limited partnership interest ("Common Units") (with such value to be determined pursuant to a formula set forth in the Amendment) plus the liquidation preference of the Operating Partnership's outstanding preferred units of limited partnership interest) as of the end of a calendar quarter, then the Holder will have the right to require the Operating Partnership to redeem, at the Redemption Price, up to the amount of Series A Preferred Units necessary for the outstanding Series A Preferred Units to represent 15% of the equity base.
Any redemption of the Series A Preferred Units may be satisfied, at the Operating Partnership's option, in cash or Common Units, or a combination thereof.  The value of any Common Units issued in connection with a redemption will equal 96% of the volume-weighted average price (VWAP) of the Company's shares of common stock, par value $0.01 per share ("Common Shares"), over the 30 trading days prior to the applicable redemption date, as more fully set forth in the Amendment.  Pursuant to the Partnership Agreement, holders of Common Units have the right to cause the Operating Partnership to redeem their Common Units for cash or, at the Company's election, Common Shares on a one-for-one basis, subject to adjustment as provided in the Partnership Agreement.  Notwithstanding the foregoing, the issuance by the Operating Partnership of Common Units, and the issuance by the Company of Common Shares, as applicable, in connection with a redemption is subject to certain limitations, including that a resale shelf registration statement with respect to such Common Shares shall have been filed and become effective, in accordance with the registration rights agreement described below.
The Amendment contains certain protective provisions with respect to the Series A Preferred Units in the event the Company engages in a going private or similar transaction (e.g., subsequent redemptions could only be satisfied in cash).  In addition, the Amendment provides that the redemption and other rights of the Series A Preferred Units will be preserved in the event of a merger or consolidation of the Company or a sale of all or substantially all of the Company's interests in the Operating Partnership.
The Series A Preferred Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933.
Registration Rights Agreement
On November 12, 2015, in connection with the acquisition of the Property and the related issuance of the Series A Preferred Units, the Company and the Holder entered into a registration rights agreement (the "Registration Rights Agreement") granting the Holder certain registration rights with respect to any Common Shares the Holder may receive (such Common Shares being referred to as the "Registrable Securities") upon a redemption of any Common Units (which, as described above, the Holder may receive upon a redemption of Series A Preferred Units).  Among other matters, the Registration Rights Agreement requires the Company to file a resale shelf registration statement covering the resale of the Registrable Securities, and to use its reasonable best efforts to (i) cause such registration statement to become effective on or prior to the issuance of any Common Units upon a redemption of Series A Preferred Units and (ii) maintain its effectiveness until such time as the Holder no longer owns Registrable Securities.  The Registration Rights Agreement also provides the Holder with "piggyback" registration rights pursuant to which the Holder may include its Registrable Securities, if any, in certain registration statements filed by the Company, subject to customary limitations.
Tax Protection Agreement
On November 12, 2015, in connection with the acquisition of the Property, the Operating Partnership, the Company and the Holder entered into a tax protection agreement (the "Tax Protection Agreement").  Pursuant to the terms of the Tax Protection Agreement, the Operating Partnership agreed not to transfer the Property for a period of six years (through December 31, 2021) (the "Tax Protection Period") if such transfer would result in the recognition of taxable income or gain to the Holder.
The Tax Protection Agreement also requires the Company and the Operating Partnership to indemnify the Holder against certain tax liabilities (calculated pursuant to the Tax Protection Agreement) resulting from specified events (all of which depend upon actions initiated by the Operating Partnership or the Company), including, among others:  (i) a transfer of the Property during the Tax Protection Period; (ii) the redemption of Series A Preferred Units for cash during the Tax Protection Period; (iii) the redemption of Common Units (previously received by the Holder in connection with an optional redemption of Series A Preferred Units) for cash or Common Shares during the Tax Protection Period; and (iv) the sale by the Holder of Common Shares to the extent such shares had been received pursuant to a redemption of Common Units (previously received by the Holder in connection with an optional redemption of Series A Preferred Units during the Tax Protection Period), subject to certain limitations.
___________
The respective descriptions of the Amendment, the Registration Rights Agreement and the Tax Protection Agreement are qualified in their entirety by reference to the full text of such agreements, each of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.
The information set forth above under Item 1.01 with respect to the issuance by the Operating Partnership of 5,600,000 Series A Preferred Units (as well as the Common Units that may be issuable upon redemption of the Series A Preferred Units) is incorporated by reference herein.
Item 3.03.	Material Modification to Rights of Security Holders.
                        The information set forth above under Item 1.01 with respect to the issuance by the Operating Partnership of 5,600,000 Series A Preferred Units is incorporated by reference herein.
Item 8.01.	Other Events.
On November 12, 2015, the Operating Partnership acquired the Property, a 1.1 million square foot enclosed regional mall in Carlsbad, California, from the Holder for aggregate consideration of $170 million, including $30 million in cash and the issuance of $140 million aggregate liquidation preference of Series A Preferred Units.  In connection with the closing of the acquisition, the Company and/or the Operating Partnership, as applicable, entered into the Amendment, the Registration Rights Agreement and the Tax Protection Agreement, each as described above under Item 1.01.

Item 9.01.	Financial Statements and Exhibits.
(d)           Exhibits
Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of November 12, 2015, between Rouse Properties, Inc. and Plaza Camino Real

10.1	First Amendment, dated as of November 12, 2015, to the Amended and Restated Agreement of Limited Partnership of Rouse Properties, LP Establishing Series A Preferred Units of the Partnership

10.2	Tax Protection Agreement, dated as of November 12, 2015, among Rouse Properties, LP, Rouse Properties, Inc. and Plaza Camino Real

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2015	ROUSE PROPERTIES, INC.

	By:	/s/ Susan Elman
Name: Susan Elman
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of November 12, 2015, between Rouse Properties, Inc. and Plaza Camino Real

10.1	First Amendment, dated as of November 12, 2015, to the Amended and Restated Agreement of Limited Partnership of Rouse Properties, LP Establishing Series A Preferred Units of the Partnership

10.2	Tax Protection Agreement, dated as of November 12, 2015, among Rouse Properties, LP, Rouse Properties, Inc. and Plaza Camino Real